Equitable Financial Life Insurance Company
Equitable Financial Life Insurance Company of America
Mailing address: PO Box 1047, Charlotte, NC 28201-1047
Section C – Personal History Questionnaire
Proposed Insured Name: Date of Birth (mm/dd/yyyy)
1. What is your height? Feet Inches 3. What is your Weight? pounds
2. Have you ever been diagnosed or treated by a medical professional for any of the following? (check all that apply)
☐  Cancer (excluding basal and squamous cell skin ☐  High blood sugar/ Diabetes cancer) Select your diagnosis: ☐  Heart disease (including high blood pressure and ☐  High blood sugar/Pre-diabetes high cholesterol)☐  Gestational diabetes Select your diagnosis: Are you currently Pregnant?
☐  Coronary artery disease (CAD)☐  Yes☐  Heart Attack☐ No☐  High blood pressure☐  Diabetes☐  High Cholesterol☐  Lupus☐  Other: Provide details ☐  Multiple sclerosis☐  Stroke/ mini stroke/ TIA
☐  None of the above
3. In the last 10 years, have you been diagnosed or treated by a medical professional for any of the following? (check all that apply)☐  Blood disorder☐  Migraines Select your diagnosis: ☐  Neuropathy☐  Anemia Do you take a prescription daily to treat this?
What type of anemia have you been diagnosed ☐  Yes with? Which medications are you taking for this ☐  Aplastic anemia condition?
☐  Iron deficiency anemia☐  No
☐  none of the above Parkinson’s
☐
☐  Sickle cell disease☐
Seizure/ epilepsy☐  Sickle cell trait/carrier
When was your last seizure? ☐  Thalassemia trait/carrier☐  Within the last year☐  Other: Provide details ☐ 1 – 5 years ago☐  Brain or nervous system disorder: Select your diagnosis: ☐ 5 – 10 years ago Alzheimer’s/dementia☐  More than 10 years ago☐  ☐  Other: Provide details ☐  Brain tumor Urinary disorder:☐  Concussion☐  Kidney/ When was your last head injury? Select your diagnosis: years☐  Abnormal kidney blood/ urine test Have all symptoms resolved? ☐  Chronic kidney disease☐  Yes☐  Kidney cyst/ tumor☐  No☐  Kidney failure/ dialysis☐☐  Kidney stone   Fibromyalgia Do you take a prescription daily to treat this?☐  Kidney transplant☐ Yes☐  Polycystic kidney disease Which medications are you taking for this ☐  UTI (urinary tract infection) condition? ☐  Other: Provide details ☐  No
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☐  Intestine disorder Was treatment recommended? Select your diagnosis: ☐  Yes
☐  Appendicitis How is your sleep apnea currently treated?☐  Chron’s ☐  CPAP/ BPAP*☐  Colon polyps☐  Had surgery When we you advised to have your next ☐  Oral/ dental device* colonoscopy?☐  Other☐ 0 – 1 year from last colonoscopy☐  No current treatment☐  More than a year to 5 years from last (if CPAP/BPAP is selected, ask: colonoscopy •  How many nights per week do you use your☐  More than 5 years from last CPAP/BPAP? colonoscopy • How many hours do you wear your ☐ I was not advised to have a repeat CPAP/BPAP on nights that you use it? colonoscopy☐  Diverticulitis/ Diverticulosis If Oral/Dental selected, ask:☐  Hemorrhoids •  How many nights per week do you use your☐  IBS (Irritable bowel syndrome) oral/dental device?
☐  Ulcerative colitis
☐  Other: Provide details • How many hours do you wear your ☐  Liver/ Gallbladder/ Pancreas disorder oral/dental device on nights that you use it?
Select all that apply: )☐  Abnormal liver blood test☐  No☐  Fatty liver☐  Other: Provide details ☐  Gallstones Mental Health disorder, depression anxiety☐  Hepatitis☐ including and Select your diagnosis: Select your diagnosis:
☐  A☐  ADHD/ Attention deficit hyperactivity disorder
☐  B☐  Anxiety
☐  C☐  Bipolar/ Manic depression☐  Other ☐  Depression☐  Inflamed gallbladder/ Cholecystitis When were you diagnosed?☐  Pancreatitis☐  Within the last year How many times have you been ☐ 1 to 5 years ago hospitalized for pancreatitis? ☐  More than 5 years ago
In the last 5 years, have you missed work ☐  Other: Provide details or have your usual activities been limited due to this condition?
☐ Lung disorder, including asthma and sleep apnea☐  Yes☐ No Select your diagnosis:
Have you been hospitalized in the last 5 ☐  Asthma years for depression?
Have you been hospitalized for your asthma
☐  Yes in the last year?
☐  No☐  Yes
☐  OCD/ Obsessive compulsive disorder☐  No☐  Panic attacks How many times have you been ☐  Schizophrenia prescribed an oral steroid (e.g. prednisone, prednisolone, Medrol Dosepak) in the past ☐  Other: Provide details year?
☐  Bronchitis/ pneumonia☐ Reproductive (including breast and prostate disorder)☐  Emphysema/ COPD Select your diagnosis: ☐  Lung nodule/ tumor☐  Benign breast cyst
☐  Sleep apnea☐  Benign breast fibroma/ mass
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☐  BPH (benign prostatic hypertrophy)☐  Osteoarthritis
☐  Irregular menstrual cycle Do you take a prescription daily to treat this?☐  Ovarian Cyst☐  Yes Did your cyst resolve (with or without surgery)? Which medications are you taking for this ☐  Yes condition?
☐  No/ I don’t know☐  No☐  Prostatitis ☐  Osteoporosis☐  Other: Provide details☐  Psoriatic Arthritis
Are you taking daily prescription
☐  Spine, bone, joint, muscle or connective tissue disorder medication(s) other than cream or ointment Select your diagnosis: for this condition?
☐  Inflammatory arthritis☐  Yes Do you take a prescription daily to treat this?☐  No
☐ Yes☐  Rheumatoid Arthritis☐  Other: Provide details Which medications are you taking for this condition?
☐  No☐ Stomach/ esophagus disorder☐  Fibromyalgia Select your diagnosis: Do you take a prescription daily to treat this?☐  Gastritis☐  Yes☐  Barrett’s esophagus Which medications are you taking for this ☐  Ulcer condition? ☐  Heart burn/ GERD/ reflux
☐  No☐  Esophageal stricture☐  Injury/ trauma☐  Other: Provide details Do you take a prescription daily to treat this?
☐ Yes☐  Thyroid disorder Which medications are you taking for this Select your diagnosis: condition? ☐  Grave’s disease☐  No☐  Hashimotos
☐  Neck/ back pain☐  Over active thyroid/ Hyperthyroid Do you take a prescription daily to treat this?☐  Thyroid nodule☐  Under active thyroid/ Hypothyroid☐  Yes☐  Other: Provide details Which medications are you taking for this condition? None of the above
☐ No☐
4. Have you ever been diagnosed or treated by a member of the medical profession for Acquired Immune Deficiency Syndrome (AIDS) or tested positive for Human Immunodeficiency Virus (HIV)?
☐  Yes ☐  No
Other than stated previously, in the last 5 years, have you:
5a. Consulted or been treated by a medical professional, or treated at a hospital, clinic, or other facility for any reason?☐  Yes Select all that apply: ☐  Allergies☐  Routine physical/ checkup ☐  Routine vaccination/ immunization☐  Infection☐  Injury/ trauma with full recovery☐  Routine test(s)/ Preventative screening☐  Other: Provide details
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5b. Except as related to HIV/ AIDS, have you been advised by a member of the medical profession to have any diagnostic test, treatment or surgery which has not been completed? (Do not include routine screening test.)☐  Yes ☐  No
6. In the past 12 months, have you used any of the following?
☐  Cigarettes
☐  E-cigarettes/ vaping☐  Hookah☐  Cigars☐  Other nicotine products☐  None of the above
7a. In the last 5 years, have you used, except as legally prescribed by a medical professional: opiates, morphine, tranquilizers, sedatives, amphetamines, barbiturates, methadone, benzodiazepine, hallucinogens, methamphetamines, heroin, cocaine, crack, ecstasy, PCP or LSD?
☐  Yes ☐  No
7b. In the last 5 years, have you had or been advised by a medical professional to have treatment or counseling for alcohol or drug use or been asked to reduce or eliminate their usage?
☐  Yes ☐  No
8. Have you or do you plan to engage in underwater diving, motor racing on land or water, air sports, mountain or rock climbing*, in the last 2 years or in the next 2 years? (*other than Artificial Climbing Walls.)
☐  Yes☐  Underwater diving
Select all that apply Which of the following activities to you perform? ☐  Air sports (please check all that apply) What air sport(s) do you participate in?☐  Free diving☐  Ballooning☐  Scuba diving In the last year, how often did you go What is the maximum depth (ft) of dives? ballooning? ☐ 0-50ft☐  Other☐  51-100ft☐  Motor racing on land☐  101-150ft How would you classify your participation?☐  more than 150ft☐  Amateur Do you participate in any of the following: Do you race motorcycles? cave and potholes, ice diving, night diving, or Yes exploration of wrecks?
☐   Yes No☐
☐
☐☐  No
Semi-professional
☐  Snorkeling☐  Professional
☐  Motor racing on water☐  Other: Provide details☐  Mountain or rock climbing☐  No
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9. Other than as a passenger, have you flown in the last 2 years or do you plan to fly in the next 2 years?
☐  Yes☐  Other: Provide details☐  Commercial License
In what capacity do you fly?☐  101-250 hrs
☐  Airline pilot between established airports☐  Greater than 250 hours☐ Non-airline pilot (Fixed wing or Rotary Wing) ☐  Greater than 300 hours between established airports. How many hours did you fly in the last
☐  Other year?
☐  Crew Member☐  Up to 200 hrs
☐  Military Pilot Do you fly any of the following?
☐  Other Paid Pilot☐  Amateur-built or kit☐  Private License☐  Military
What is your total hours of solo flying☐  Glider experience?☐  Helicopter
☐  Less than 300 hours☐  Microlight/ Ultralight
How many hours did you fly in the☐  Single Engine last year? monoplanes☐  Up to 100 hrs☐  Other: Provide details
Do you fly any of the following?☐ 201-350 hrs—
☐  Amateur built or kit☐ Greater hrs Military    than 350☐  ☐ Sport License☐  Glider☐   Student License☐  Helicopter Other License☐   Pilot/ ☐  Microlight/ Ultralight☐  No☐  Single Engine monoplanes
10a. In the last 5 years have you been convicted or, or pled guilty or no contest to driving under the influence of alcohol?
☐  Yes ☐  No
10b. In the last 3 years, have you been convicted of, or pled guilty or no contest to reckless or negligent driving, or had your driver’s license suspended, revoked or restricted?
☐  Yes
Select all that apply:
☐  Reckless or negligent driving☐  Restricted license☐  Revoked license☐  Suspended license☐  Driving violation☐  Equipment violation☐  Parking violation☐  Other☐  No
11. In the last 10 years, have you been convicted of, or pled guilty or no contest to a felony, or are current criminal charges pending?
☐  Yes ☐  No
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12. Has an application for your life or health insurance ever been declined, postponed, or required extra premium?
☐  Yes ☐  No
Do you expect to travel outside the United States or Canada, or change your country of residence in the next year?
☐  Yes
How long do you expect to be out of the United States or Canada in the next year? (total number of weeks)
☐  Up to 4 weeks
☐ 4 weeks to 6 months
Which country(ies) will you be traveling to?
Which cities/location(s) will you visit?
How many days do you intend to stay in this country?
What is the purpose of your travel?
☐  Business
☐  Medical volunteer
☐  Missionary Work
☐  Peace Corps
☐  Vacation
☐  Other: Provide details
☐  More than 6 months
☐  No
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